Exhibit 22

OBLIGOR GROUP SUBSIDIARIES OF BALL CORPORATION

June 30, 2023

The following is a list of Obligor Group subsidiaries of Ball Corporation (an Indiana Corporation)

Name	State or Country of Incorporation or Organization	Percentage (2) Ownership Direct & Indirect

Ball Advanced Aluminum Technologies Corp. (f/k/a Neuman USA Ltd.)	Delaware	100%
Ball Aerospace & Technologies Corp.	Delaware	100%
Ball Asia Services Limited	Delaware	100%
Ball Beverage Can Americas Inc. (f/k/a Rexam Beverage Can Americas Inc.)	Delaware	100%
Ball BP Holding Company (f/k/a Rexam BP Holding Company)	Delaware	100%
Ball Container LLC	Delaware	100%
Ball Corporation	Indiana	100%
Ball Glass Containers, Inc.	Delaware	100%
Ball Global Business Services Corp.	Delaware	100%
Ball Holdings LLC	Delaware	100%
Ball Inc. (f/k/a Rexam Inc.)	Delaware	100%
Ball Metal Beverage Container Corp.	Colorado	100%
Ball Metal Container Corporation	Indiana	100%
Ball Packaging, LLC (f/k/a Ball Packaging Corp., f/k/a Ball Packaging Holdings Corp.)	Colorado	100%
Ball Pan-European Holdings, LLC (f/k/a Ball Pan-European Holdings, Inc.)	Delaware	100%
Ball Technologies Holdings Corp. (f/k/a Ball Aerospace Systems Group, Inc.)	Colorado	100%
Latas De Aluminio Ball, Inc.	Delaware	100%
Rexam Beverage Can Company	Delaware	100%
USC May Verpackungen Holding Inc.	Delaware	100%
Ball Advanced Aluminum Technologies Corp. (f/k/a Neuman USA Ltd.)	Delaware	100%
Ball Aerospace & Technologies Corp.	Delaware	100%
Ball Asia Services Limited	Delaware	100%